UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 20, 2020

Date of Report (Date of earliest event reported)

HMS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-50194	11-3656261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5615 High Point Drive	Irving	Texas	75038
(Address of Principal Executive Offices)			(Zip Code)

(214) 453-3000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	HMSY	The Nasdaq Stock Market LLC
The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On December 20, 2020, HMS Holdings Corp., a Delaware corporation (“HMS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gainwell Acquisition Corp., a Delaware corporation (“Gainwell”), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell (“Merger Sub”), and Gainwell Intermediate Holding Corp., a Delaware corporation (“Intermediate Holdco”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into HMS (the “Merger”), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell. The board of directors of HMS (the “HMS Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Merger) and directed that the Merger Agreement be submitted to the stockholders of HMS for their adoption.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of HMS issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and, except with respect to shares held by Gainwell or any subsidiary of Gainwell (or any of their respective subsidiaries), by a subsidiary of HMS, in the treasury of HMS or by a stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law, automatically converted into and thereafter represent the right to receive $37 in cash (the "Merger Consideration"). In addition, immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of HMS common stock with an exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the exercise price (and subject to applicable tax withholding) and the aggregate number of shares subject to the option, (b) each option to purchase shares of HMS common stock with an exercise price that is equal to or greater than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (c) except as set forth in item (d) of this sentence, each award of restricted stock units and deferred stock units covering shares of HMS common stock that is outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (with any performance-based goals deemed to be achieved at the “target” level of performance, and subject to applicable tax withholding) and (d) each award of restricted stock units covering shares of HMS common stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time, will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of HMS common stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the closing date of the Merger (the “Closing Date”) and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable tax withholding).

The consummation of the Merger is subject to customary closing conditions, including, among others, the following mutual conditions to the obligations of the parties: (i) the adoption of the Merger Agreement by the holders of a majority of HMS's outstanding common stock; (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or having been terminated; (iii) the Merger having not then been enjoined, restrained, made illegal or otherwise prohibited by any applicable law or any order, judgment, decree, injunction or ruling (whether preliminary or final) of any governmental authority; (iv) the truth and accuracy of the other party's representations and warranties in the Merger Agreement, subject in certain cases to a materiality or material adverse effect (each as described in the Merger Agreement) standard; and (v) the compliance with or performance, in all material respects, or in certain instances, in all respects, of the other party's covenants and obligations in the Merger Agreement required to be performed at or prior to the consummation of the Merger. In addition, the consummation of the Merger is subject to the following closing condition to the obligations of Gainwell and Merger Sub: the absence of a "Company Material Adverse Effect" (as defined in the Merger Agreement) with respect to HMS and its subsidiaries, taken as a whole.

HMS has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business, in all material respects, in the ordinary course of business and in a manner consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Gainwell; (iii) to convene and hold a meeting of its stockholders for the purpose of the adoption of the Merger Agreement by HMS's stockholders; and (iv) subject to certain exceptions, not to withdraw, modify or qualify in a manner adverse to Gainwell the recommendation of the HMS Board in its proxy statement for the foregoing stockholders' meeting that its stockholders vote for the adoption of the Merger Agreement.

HMS has agreed, in each case subject to the fulfillment of certain fiduciary obligations of the HMS Board, (i) to cease any existing, and not to solicit, initiate or knowingly facilitate any additional discussions or negotiations with or encouragement of third parties regarding other proposals to acquire HMS or any alternative business combination transactions to the Merger, (ii) not to furnish non-public information to or participate or engage in negotiations with any third parties in connection with other proposals to acquire HMS or any alternative business combination transactions to the Merger, and (iii) to certain other restrictions on its ability to respond to such proposals. However, subject to the satisfaction of certain conditions, HMS and the HMS Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the recommendation of the HMS Board following receipt of a "Superior Proposal" (as defined in the Merger Agreement) or after an "Intervening Event" (as defined in the Merger Agreement) if the HMS Board has concluded in good faith after consultation with its financial and outside legal advisors that the failure to effect a change of recommendation could reasonably be expected to be inconsistent with the fiduciary duties owed by the HMS Board to the stockholders of HMS under applicable law. The Merger Agreement contains certain termination rights for HMS and Gainwell, including the right of HMS to terminate the Merger Agreement to accept a Superior Proposal after complying with certain requirements. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before June 20, 2021. The Merger Agreement further provides that HMS may be required to pay Gainwell a termination fee of $67,392,807 under certain specified circumstances. The Merger Agreement also provides that Gainwell may be required to pay HMS a termination fee of $185,330,219 under certain specified circumstances, as well as to reimburse up to $10,000,000 of out-of-pocket expenses of HMS under certain specified circumstances. In addition, The Veritas Capital Fund VII, L.P. has agreed to guarantee the obligation of Gainwell to pay any termination fee that may become payable by Gainwell to HMS, as well as Gainwell’s obligation to reimburse HMS for certain cooperation costs to be incurred by HMS in connection with its cooperation with Gainwell’s efforts to obtain financing and Gainwell’s obligation to reimburse HMS for certain out-of-pocket expenses under certain specified circumstances.

Gainwell, Intermediate Holdco and Gainwell Holding Corp., a Delaware corporation and wholly-owned subsidiary of Intermediate Holdco (“Holdings”), have obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses (the "Financing"). JPMorgan Chase Bank, N.A. (together with certain of its affiliates, the “Lenders”) has agreed to provide Gainwell with debt financing in an aggregate principal amount of up to $2,486 million on the terms set forth in a debt commitment letter. Additionally, Intermediate Holdco and Holdings have received a preferred equity/payment-in-kind debt commitment in an aggregate amount of up to $1,068 million on the terms set forth in a preferred equity/mezzanine commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter, and the obligations of the preferred Investors (as defined in the preferred equity/mezzanine commitment letter) to provide preferred equity financing and payment-in-kind debt financing under the preferred equity/mezzanine commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Gainwell, Merger Sub and Intermediate Holdco will use reasonable best efforts to do all things necessary or advisable to arrange or obtain the Financing as promptly as practicable following the date of the Merger Agreement and to consummate the Financing on or prior to the Closing Date. The Merger is not conditioned on Gainwell’s and Intermediate Holdco’s receipt of the Financing.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about HMS in its public reports filed with the Securities and Exchange Commission ("SEC"). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to HMS, Gainwell, Merger Sub or Intermediate Holdco or their respective affiliates.

The Merger Agreement includes customary representations, warranties and covenants of HMS, Gainwell, Merger Sub and Intermediate Holdco made only for the purposes of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement, in accordance with and subject to the terms of the Merger Agreement. The assertions embodied in those representations and warranties were made for the principal purpose of establishing the circumstances in which the parties to the Merger Agreement may have the right not to consummate the transactions contemplated thereby (based on the closing conditions therein that relate to the accuracy of such representations and warranties), rather than establishing matters as facts, and the representations, warranties and covenants set forth in the Merger Agreement (i) may be subject to important qualifications and limitations agreed to by HMS, Gainwell, Merger Sub and Intermediate Holdco in connection with the negotiated terms thereof and (ii) are not intended to, and do not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to HMS's SEC filings or may have been used for purposes of allocating risk among HMS, Gainwell, Merger Sub and Intermediate Holdco rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of HMS, Gainwell, Merger Sub and Intermediate Holdco or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants do not purport to be accurate as of the date of filing of this Form 8-K and may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by HMS. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about HMS, Gainwell, Merger Sub and Intermediate Holdco and their respective subsidiaries, affiliates and businesses that the respective companies include in reports, statements and other filings they may make with the SEC.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 20, 2020, the HMS Board approved the following actions relating to compensatory arrangements with our named executive officers:

Amendments to Employment Agreements

The HMS Board approved entering into (1) the Fourth Amendment to Executive Employment Agreement to be entered into by HMS and William C. Lucia, HMS’s Chairman, President and Chief Executive Officer (the “CEO Amendment”) and (2) an amendment to the employment agreements with each of HMS’s other named executive officers (collectively with Mr. Lucia, the “NEOs”): Jeffrey S. Sherman, HMS’s Executive Vice President, Chief Financial Officer and Treasurer; Emmet W. O’Gara, HMS’s Group President, Population Health Management; and Douglas M. Williams, Jr., HMS’s Executive Vice President, Chief Operating Officer (collectively, the “EVP Amendments”).

Under the CEO Amendment, the term of Mr. Lucia’s employment agreement, which was set to expire on February 28, 2021, was extended through February 28, 2024. The EVP Amendments amend the severance payable under the applicable NEO’s employment agreement upon a termination of employment without “cause” or for “good reason” (each as defined in the applicable NEO’s employment agreement), such that the NEO will receive (i) cash severance in an amount equal to 1.5 times the sum of the NEO’s annual base salary and target bonus opportunity for the year in which the termination occurs, paid in equal installments over the 18-month period following the effective date of the release and (ii) a lump sum amount equal to 18 times the difference between the NEO’s monthly COBRA coverage premium and the NEO’s then-monthly employee contribution. Additionally, under the CEO Amendment and the NEO Amendments, Mr. Lucia and the other NEOs will receive HMS-provided financial and tax services for the one-year period following a termination of employment without cause or for good reason that occurs within 24 months following a change in control of HMS. Any severance payments and/or benefits will be subject to the executive’s timely execution and non-revocation of a release.

Transaction Bonuses

The HMS Board approved transaction success bonuses for certain key employees of HMS, including the following NEOs: (i) Mr. Lucia, in an amount equal to $1,275,000; (ii) Mr. Sherman, in an amount equal to $550,000; (iii) Mr. O’Gara, in an amount equal to $212,500; and (iv) Mr. Williams, in an amount equal to $550,000 (collectively, the “Transaction Success Bonuses”). The Transaction Success Bonuses will be evidenced by a letter agreement (the “Transaction Bonus Letter Agreement”), which provides that the executive will be entitled to receive the Transaction Success Bonus, which will be paid in a single lump sum no later than 30 days following the Closing Date, subject to the executive’s continued employment with HMS through the Closing Date, or earlier termination without cause or for good reason.

Retention Bonuses

The HMS Board adopted the HMS Holdings Corp. Retention Bonus Plan (the “Retention Plan”), effective as of December 20, 2020, and approved retention bonuses under the Retention Plan for certain key employees, including certain NEOs. Each of Messrs. Sherman, O’Gara, and Williams was granted a retention bonus equal to 75% of his annual base salary, or $412,500, $318,750, and $412,500, respectively (collectively, the “Retention Bonuses”). Pursuant to the terms of the Retention Plan, each Retention Bonus will vest in full on the 90-day anniversary of the Closing Date, subject to the applicable NEO’s continued employment with HMS through such date. If the NEO’s employment is terminated without “cause” or for “good reason” after the Closing Date but prior to the 90-day anniversary of the closing, the NEO will be entitled to receive the Retention Bonus, subject to the NEO’s timely execution and non-revocation of a release.

The foregoing descriptions of the CEO Amendment, EVP Amendment, Transaction Bonus Letter Agreement and Retention Plan do not purport to be complete and are qualified in their entirety by reference to the applicable documents attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Gainwell Acquisition Corp., Mustang MergerCo Inc., Gainwell Intermediate Holding Corp. and HMS Holdings Corp. (filed herewith)*
10.1	Fourth Amendment to Executive Employment Agreement, by and between William C. Lucia and HMS Holdings Corp., effective as of December 20, 2020.
10.2	Form of First Amendment to Amended and Restated Executive Employment Agreement, by and between each of Jeffrey S. Sherman, Emmet W. O’Gara, and Douglas M. Williams, Jr. and HMS Holdings Corp., effective as of December 20, 2020.
10.3	Form of Transaction Bonus Letter, effective as of December 20, 2020.
10.4	HMS Holdings Corp. Retention Bonus Plan, effective as of December 20, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. HMS will furnish copies of any such schedules to the SEC upon request.

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) of HMS Holdings Corp., a Delaware corporation (“HMS”), with Gainwell Acquisition Corp., a Delaware corporation (“Gainwell”) and Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell (“Merger Sub”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of December 20, 2020, by and among HMS, Gainwell, Merger Sub and Gainwell Intermediate Holding Corp., a Delaware corporation (the “Merger Agreement”).

This communication may be deemed solicitation material in respect of the Merger. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, HMS plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. HMS may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by HMS with the SEC. BEFORE MAKING ANY VOTING DECISION, HMS’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY HMS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement and other documents HMS files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. HMS makes available free of charge at www.hms.com (in the “SEC Filings” subsection of the “Financials and Filings” section under the “Investors” heading), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

HMS and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from HMS’s stockholders in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of HMS’s directors and executive officers in HMS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on April 17, 2020. To the extent the holdings of HMS securities by HMS’s directors and executive officers have changed since the amounts set forth in HMS’s proxy statement for its 2020 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and HMS’s website at www.hms.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information, including financial estimates and statements as to, among other things, the expected timing, completion and effects of the Merger, which may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results may materially differ. The forward-looking statements contained in this communication, including without limitation statements regarding anticipated benefits and effects of the anticipated merger of HMS and Gainwell, relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements.

Forward-looking statements may include words such as “aim,” “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “project,” “seek,” “strategy,” “target,” “trend,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions, although some forward-looking statements may be expressed differently.

Forward-looking statements are not guarantees and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from past results and from those indicated by such forward-looking statements if known or unknown risks or uncertainties materialize, or if underlying assumptions prove inaccurate. These risks and uncertainties include, among other things: the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; the failure by Gainwell or Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger; the risk that the Merger Agreement may be terminated in circumstances requiring HMS to pay a termination fee; the risk that the Merger disrupts HMS’s current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Merger on the ability of HMS to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the effect of the announcement of the Merger on HMS’s operating results and business generally; the amount of costs, fees and expenses related to the Merger; the risk that HMS’s stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against HMS and others; the course of the COVID-19 pandemic and the responses to the pandemic, and their effects on our business and operations, including those of our customers and partners, and general economic, business and market conditions; our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of acquisition, investment, strategic relationship and divestiture opportunities we are pursuing, and our ability to successfully execute on such opportunities; our ability to successfully integrate acquired businesses and operations and realize synergies; significant and increased competition related to our solutions and services; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks, including during a catastrophic or extraordinary event, such as COVID-19; our ability to protect our intellectual property rights, proprietary technology, information processes and know-how; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with data sources and suppliers; our reliance on subcontractors and other third party providers and parties to perform services; our ability to secure future contracts and favorable contract terms through the competitive bidding process; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting and retaining qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility; changes in tax laws, regulations or guidance and unexpected changes in our effective tax rate; unanticipated increases in the number or amount of claims for which we are self-insured; accounting changes or revisions; risks relating to our international operations, including political, regulatory, economic, foreign exchange, tax compliance and other risks; changes in the healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect healthcare spending or the practices and operations of healthcare organizations; our failure to comply with applicable laws and regulations governing individual privacy and information security, domestically and internationally, or to protect such information from theft and misuse; our ability to comply with current and future legal and regulatory requirements; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing of certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; anti-takeover provisions in our corporate governance documents; and the other important factors discussed under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” of our 2020 Form 10-K, and in other documents we file with the SEC.

Any forward-looking statements made by us in this communication speak only as of the date on which they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. We caution readers not to place undue reliance upon any of these forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS HOLDINGS CORP.
Date: December 20, 2020
	By:	/s/ Jeffrey S. Sherman
Jeffrey S. Sherman
Executive Vice President,
Chief Financial Officer and Treasurer